PLAN AND AGREEMENT OF REORGANIZATION

                                     BETWEEN

                               NOMATTERWARE, INC.

                                       AND

                               CACTUS SPINA, INC.

                   RELATING TO THE EXCHANGE OF COMMON STOCK OF

                               NOMATTERWARE, INC.

                                       FOR

                                 COMMON STOCK OF

                               CACTUS SPINA, INC.

                                      DATED

                                  APRIL 1, 2000





























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                                TABLE OF CONTENTS

PLAN OF REORGANIZATION .................................................... 1

AGREEMENT.................................................................. 1

SECTION 1              TRANSFER OF NOMATTERWARE SHARES..................... 1

SECTION 2              ISSUANCE OF EXCHANGE STOCK AND ADDITIONAL
                       STOCK TO NOMATTERWARE SHAREHOLDERS.................. 2

SECTION 3              CLOSING............................................. 3

SECTION 4              REPRESENTATIONS AND WARRANTIES BY NOMATTERWARE
                       AND CERTAIN SHAREHOLDERS............................ 5

SECTION 5              REPRESENTATIONS AND WARRANTIES BY CACTUS.............9

SECTION 6              ACCESS AND INFORMATION..............................13

SECTION 7              COVENANTS OF NOMATTERWARE...........................13

SECTION 8              COVENANTS OF CACTUS.................................15

SECTION 9              ADDITIONAL COVENANTS OF THE PARTIES.................16

SECTION 10             SURVIVIAL OF REPRESENTATIONS, WARRANTIES AND
                       COVENANTS...........................................17

SECTION 11             CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF PARTIES..........................................17

SECTION 12             TERMINATION, AMENDMENT, WAIVER......................19

SECTION 13             MISCELLANEOUS.......................................21

EXHIBIT LIST...............................................................26

SCHEDULE LIST..............................................................26












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                      PLAN AND AGREEMENT OF REORGANIZATION

         This PLAN AND AGREEMENT OF REORGANIZATION ("Agreement") is entered into on this 1st day of April, 2000 by and between CACTUS SPINA, INC., a Nevada corporation ("CACTUS") and NOMATTERWARE, INC. a Nevada corporation ("NOMATTERWARE"), and those persons listed in Exhibit A hereto, being all of the shareholders of NOMATTERWARE who own individually at least five percent (5%) of the outstanding stock of NOMATTERWARE and together control over 50% of the outstanding stock of NOMATTERWARE as of the date this Agreement is executed.

                             PLAN OF REORGANIZATION

         The transaction contemplated by this Agreement is intended to be a "tax free' exchange as contemplated by the provisions of Sections 351 and 368(a) (1)
(B) of the Internal Revenue Code of 1986, as amended. CACTUS will acquire up to 100% of NOMATTERWARE's issued and outstanding common stock, ($0.001 par value per share) and all warrants and options outstanding (the "NOMATTERWARE Stock" or the "NOMATTERWARE Shares"), in exchange for approximately 5,200,000 shares of CACTUS 's common stock, $0.001 par value per share (the "Exchange Stock") which includes shares to be issued to finders. Upon the consummation of the exchange transaction and the issuance and transfer of the CACTUS common stock as set forth in Section 2 herein below, NOMATTERWARE Shareholders could hold approximately 52% of the then outstanding common stock of CACTUS. The Exchange Transaction will result in NOMATTERWARE becoming a wholly owned subsidiary of CACTUS.
                                    AGREEMENT

                                    SECTION 1

                         TRANSFER OF NOMATTERWARE SHARES

     1.1 All shareholders of NOMATTERWARE (the "Shareholders" or the `NOMATTERWARE Shareholders"), as of the date of Closing as such term is defined in Section 3 herein (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to CACTUS at the date of Closing, certificates representing approximately 100% of the NOMATTERWARE Shares or such lesser percentage as shall be acceptable to CACTUS, but in no event less than approximately 95% of the NOMATTERWARE Shares. The transfer of the NOMATTERWARE Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the NOMATTERWARE Shareholders and CACTUS shall have otherwise agreed in writing.

                                   SECTION 2

        ISSUANCE OF EXCHANGE STOCK AND ADDITIONAL STOCK TO NOMATTERWARE
                                  SHAREHOLDERS

     2.1 As consideration for the transfer, assignment, conveyance and delivery of the NOMATTERWARE Stock hereunder, CACTUS shall, at the Closing issue to the NOMATTERWARE Shareholders, pro rata in accordance with each Shareholder's percentage ownership of NOMATTERWARE immediately prior to the Closing, certificates for approximately 5,200,000 shares. (The CACTUS common stock to be issued are referred to herein as the "Exchange Stock.") The parties intend that the Exchange Stock being issued will be used to acquire all outstanding NOMATTERWARE Shares. To

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          the extent that less than 100% of the NOMATTERWARE  stock is acquired, the number of shares issuable to those NOMATTERWARE Shareholders who have elected to participate in the exchange described in this Agreement (the "Exchange") shall increase proportionately.

     2.2 The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the NOMATTERWARE Shareholders and CACTUS shall have otherwise agreed in writing. As provided herein, and immediately prior to the Closing, CACTUS shall have issued and outstanding: (I) not more than 10,000,000 shares of Common Stock; (ii) no shares of Preferred Stock; and (iii) no options for the purchase of common stock, except as may be set forth in Schedule 5.1(b) hereto.

     2.3 None of the Exchange Stock issued or to be issued to the NOMATTERWARE Shareholders, nor any of the NOMATTERWARE Stock transferred to CACTUS hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

          The respective transfer agents of CACTUS and NOMATTERWARE shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that CACTUS register the Exchange Stock under the Act, nor shall NOMATTERWARE or the Shareholders be required to register any NOMATTERWARE Shares under the Act.

                                    SECTION 3

                                     CLOSING

     3.1 Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 hereof, the Closing shall take place on the Closing Date, via telephone conference call, simultaneously at the offices of counsel for NOMATTERWARE and counsel for CACTUS, at 3:00 p.m. P.S.T., or at such other time on the Closing Date as NOMATTERWARE and CACTUS may mutually agree in writing

     3.2 Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of NOMATTERWARE and CACTUS not later than August 30, 2000, or such later date upon which NOMATTERWARE and CACTUS may mutually agree in writing, or as extended pursuant to subsection 12.1(b) herein below.

     3.3  Deliveries at Closing.

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          (a)  NOMATTERWARE  shall deliver or cause to be delivered to CACTUS at or prior to Closing:

               (1) Certificates representing all shares, or an amount of shares acceptable to CACTUS, of the NOMATTERWARE Stock as described in Section 1, each endorsed in blank by the registered owner;

               (2) an agreement from each Shareholder surrendering his or her shares agreeing to a restriction on the transfer of the Exchange Stock as described in Section 2 hereof;

               (3) a copy of a consent of NOMATTERWARE's Board of Directors authorizing NOMATTERWARE to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit B;

               (4) a copy of a Certificate of Good Standing for NOMATTERWARE issued not more than ten (10) days prior to Closing by the Nevada Secretary of State;

               (5) an opinion of the Law Offices of Robert Domico, counsel to NOMATTERWARE, dated the Closing Date, in a form deemed acceptable by CACTUS and its counsel;

               (6)  Articles  of   Incorporation   and  Bylaws  of  NOMATTERWARE
                    certified as of the Closing Date by the President and Secretary of NOMATTERWARE;

               (7)  all of NOMATTERWARE's corporate records;

               (8) such other documents, instruments or certificates as shall be reasonably requested by CACTUS or its counsel.

     (b)  CACTUS  shall  deliver or cause to be  delivered  to  NOMATTERWARE  at
          Closing:

               (1) a copy of a consent of CACTUS 's Board of Directors authorizing CACTUS to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit C;

               (2) a copy of a Certificate of Good Standing for CACTUS issued not more than thirty days prior to Closing by the Secretary of State of Nevada.

               (3) stock certificate(s) or a computer listing from CACTUS 's transfer agent representing the Exchange Stock to be newly issued by CACTUS under this Agreement, which certificates shall be in the names of the appropriate NOMATTERWARE Shareholders, each in the appropriate denomination as described in Section 2;




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               (4)  an opinion of William  Barnett,  special  counsel to CACTUS, dated the Closing Date, in a form deemed acceptable by NOMATTERWARE and its counsel;

               (5) Articles of Incorporation and Bylaws of CACTUS certified as of the Closing Date by the President and Secretary of CACTUS;

               (6) executed bank forms for CACTUS bank accounts reflecting a change in management and signatories to said bank accounts;

               (7) such other documents, instruments or certificates as shall be reasonably requested by NOMATTERWARE or its counsel.


     3.4  Filings; Cooperation.

          (a) Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 11 below.

          (b) On and after the Closing Date, CACTUS, NOMATTERWARE and the Shareholders set forth in Exhibit A shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

                                    SECTION 4
                        REPRESENTATIONS AND WARRANTIES BY
                      NOMATTERWARE AND CERTAIN SHAREHOLDERS

     4.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to CACTUS), NOMATTERWARE and those Shareholders listed on Exhibit A represent and warrant to CACTUS as follows:

          (a) Organization and Good Standing of NOMATTERWARE. The Articles of Incorporation of NOMATTERWARE and all Amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of NOMATTERWARE as presently in effect, certified by the President and Secretary of NOMATTERWARE, have been delivered to CACTUS and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.





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          (b)  Capitalization.   NOMATTERWARE's   authorized  capital  stock  is
               25,000,000 shares of $0.001 par value Common Stock (defined as "NOMATTERWARE Common Stock of which no more than 5,200,000 shares of Common Stock will be issued and outstanding prior to the Closing Date, and held of record by approximately 250 person(s). All of such outstanding shares are validly issued, fully paid and non--assessable. Except as set forth in Schedule 4.1(b), no other
               equity   securities  or  debt  obligations  of  NOMATTERWARE  are
               authorized, issued or outstanding.

          (c) Subsidiaries. NOMATTERWARE has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

          (d) Financial Statements. NOMATTERWARE will deliver to CACTUS, prior to Closing, a copy of NOMATTERWARE's audited financial statements through April 30, 2000, which will be true and complete. Other than changes in the usual and ordinary conduct of the business since April 30, 2000, there have been, and at the Closing Date there will be, no material adverse changes in such financial statements.

          (e) Absence of Undisclosed Liabilities. NOMATTERWARE has no liabilities which are not adequately reflected or reserved against in the NOMATTERWARE Financial Statements or otherwise reflected in this Agreement and NOMATTERWARE shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after April 30, 2000, and would be individually or in the aggregate, material to the results of operations or financial condition of NOMATTERWARE as of the Closing Date.

          (f) Litigation. except as disclosed in Schedule 4.1(f), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against NOMATTERWARE or its properties. Except as disclosed in Schedule 4.1(f), there are no actions, suits or proceedings pending, or, to the knowledge of NOMATTERWARE, threatened against or affecting NOMATTERWARE, any of its officers or Directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of NOMATTERWARE which might result in any material adverse change in the operations or financial condition of NOMATTERWARE, or which might prevent or materially impede the consummation of the transactions under this Agreement.

          (g) Compliance with Laws. To the best of its knowledge, the operations and affairs of NOMATTERWARE do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of NOMATTERWARE.


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          (h)  Absence  of  Certain  Changes.  Except as set  forth in  Schedule
               4.1(h), or otherwise disclosed in writing to CACTUS, since April 30, 2000, (i) NOMATTERWARE has not entered into any material transaction; (ii) there has been no change in the condition
               (financial or otherwise), business, property, prospects, assets or liabilities of NOMATTERWARE as shown on the NOMATTERWARE Financial Statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities; (iii) there has been no damage to, destruction of or loss of any of the properties or assets of NOMATTERWARE (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of NOMATTERWARE; (iv) NOMATTERWARE has not declared, or paid any dividend or made any
               distribution  on  its  capital  stock,  redeemed,   purchased  or
               otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock; (v) there has been no material adverse change, except in the ordinary course of business, in the contingent obligations of NOMATTERWARE by way of guaranty, endorsement, indemnity, warranty or otherwise; (vi) there have been no loans made by NOMATTERWARE to its employees, officers or directors;
               (vii) there has been no waiver or compromise by NOMATTERWARE of a valuable right or of a material debt owed to it; (viii) there has been no extraordinary increase in the compensation of any of NOMATTERWARE's employees; (ix) there has been no agreement or commitment by NOMATTERWARE to do or perform any of the acts described in this Section 4.1(h); and (x) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise) business, property, prospects, assets or liabilities of NOMATTERWARE or to impair materially the ability of NOMATTERWARE to conduct the business now being conducted.

          (i) Employees. There are, except as disclosed in Schedule 4.1(i), no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between NOMATTERWARE and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between NOMATTERWARE on the one hand, and any current or former directors, officers or employees of NOMATTERWARE on the other hand.

          (j) Assets. All of the assets reflected on the April 30, 2000, NOMATTERWARE Financial Statements or acquired and held as of the Closing Date, will be owned by NOMATTERWARE on the Closing Date. Except as set forth in Schedule 4.1(j), NOMATTERWARE owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets. None of NOMATTERWARE's equipment used by NOMATTERWARE in connection with its business has any material defects and all of them are in all material




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               respects in good operating condition and repair, and are adequate for the uses to which they are being put; none of NOMATTERWARE's equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repair. NOMATTERWARE represents that, except to the extent disclosed in Schedule 4.1(j) to this Agreement or reserved against on its balance sheet as of March 31, 1999, it is not aware of any accounts and contracts receivable existing that in its judgment would be uncollectible.

          (k)  Tax Matters. NOMATTERWARE represents that, except as set forth in
               Schedule 4.1(k) to his Agreement, all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of NOMATTERWARE have been timely filed. Since April 30, 2000, NOMATTERWARE has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of NOMATTERWARE. On the date of this Agreement, NOMATTERWARE is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between NOMATTERWARE and any affiliate thereof shall be terminated as of the Closing Date.

          (1) Insurance. Set forth on Schedule 4.1(1) hereto is a list of insurance policies currently maintained by NOMATTERWARE in full force and effect which provide for coverage which is usual and customary in its business as to amount and scope, and are adequate to protect NOMATTERWARE against any reasonably foreseeable risk of loss.

          (m) Operating Authorities. To the best knowledge of NOMATTERWARE, NOMATTERWARE has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Such Permits are set forth on Schedule 4.1 (1). Since NOMATTERWARE' s inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

          (n) Continuation of Key Management. To the best knowledge of NOMATTERWARE, all key management personnel of NOMATTERWARE intend to continue their employment with NOMATTERWARE after the Closing. For purposes of this subsection 4.1(n), "key management personnel" shall include Brad Churchill, Kurt Denice Hensen and Lise Bradley.

          (o) Books and Records. The books and records of NOMATTERWARE are complete and correct, are maintained in accordance with good




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               business  practice and  accurately  present and  reflect,  in all material respects, all of the transactions therein described, and there have been no material transactions involving NOMATTERWARE which properly should have been set forth therein and which have not been accurately so set forth.

          (p) Authority to Execute Agreement. The Board of Directors of NOMATTERWARE, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by NOMATTERWARE of this Agreement, and has duly authorized each of the transactions hereby contemplated. NOMATTERWARE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. NOMATTERWARE has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon NOMATTERWARE and those Shareholders listed in Exhibit A hereto in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of
               Incorporation, as amended, or the Bylaws, as amended, of NOMATTERWARE, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to NOMATTERWARE.

     4.2 Disclosure. At the date of this Agreement, NOMATTERWARE and those Shareholders listed in Exhibit A have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of NOMATTERWARE. NOMATTERWARE and such Shareholders have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect NOMATTERWARE's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to CACTUS by NOMATTERWARE and/or by such Shareholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES BY CACTUS

     5.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to NOMATTERWARE), CACTUS represents and warrants to NOMATTERWARE and those Shareholders listed in Exhibit A as follows:







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          (a)  Organization  and Good  Standing.  CACTUS is a  corporation  duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Further, CACTUS is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations
               requires  such  qualification  or  licensing.   The  Articles  of
               Incorporation of CACTUS and all amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of CACTUS as presently in effect, certified by the President and Secretary of CACTUS, have been delivered to NOMATTERWARE and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

          (b) Capitalization. CACTUS 's authorized capital stock consists of 100,000,000 shares of $.00lpar value Common Stock (defined above as "CACTUS Common Stock"), approximately 10,000,000 of which will be issued and outstanding (after and 10 for one forward stock split), prior to Closing Date All authorized and/or outstanding options and warrants are set forth on Schedule

               5.1(b). Except as set forth in Schedule 5.1(b), no other equity securities or debt obligations of CACTUS are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the CACTUS Common Stock, and there will be no outstanding security of any kind convertible into CACTUS Common Stock. The shares of CACTUS Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding shares of CACTUS Common Stock are validly issued, fully paid and non-assessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of CACTUS Common Stock;

          (c) Issuance of Exchange Stock. All of the CACTUS Common Stock to be issued to or transferred to NOMATTERWARE Shareholders pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

          (d) CACTUS will use its best efforts to forthwith obtain any approval of the transaction set forth in this Agreement by its outstanding shares if required by the Nevada Revised Statutes;

          (e)  Neither the  execution  nor  delivery of this  Agreement  nor the
               consummation  of  the   transactions   contemplated   hereby  nor
               compliance by CACTUS with any of the provisions hereof will:

               (1) Violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of CACTUS or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which CACTUS is a party, or by which it or its properties or assets may be bound or affected; or

               (2) Violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to CACTUS or any of its properties or assets.

          (f) Financial Statements. CACTUS will deliver to NOMATTERWARE prior to Closing, a copy of CACTUS 's audited Financial Statements for the years ended December 31, 1999 and March 31, 2000, respectively, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

          (g) Absence of Undisclosed Liabilities. Except as disclosed in CACTUS' Financial Statements, CACTUS did not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after March 31, 2000 and would be individually or, in the aggregate, materially adverse to the results of operation or financial condition of CACTUS.

          (h) Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against CACTUS or its properties. Except as disclosed in Schedule 5.1(h), there are no actions, suits or proceedings pending or, to the knowledge of CACTUS, threatened against or relating to CACTUS. CACTUS is not and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and CACTUS has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

          (i) Tax Matters. Except as set forth in Schedule 5.1(i), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of CACTUS have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Since March 31, 2000, CACTUS has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of CACTUS. On the date of this Agreement, CACTUS is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between CACTUS and any affiliate thereof shall be terminated as of the Closing Date.

          (j) Authority to Execute Agreement. The Board of Directors of CACTUS, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by CACTUS of this Agreement and the Exchange Stock, and has duly authorized each of the transactions hereby contemplated. CACTUS has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. CACTUS has taken all the actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, or otherwise to authorize the execution and delivery of the Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon CACTUS in accordance with its terms. either the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended of CACTUS, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to CACTUS.

          (k) Finder's Fees. CACTUS is now, and on the Closing Date will be liable or obligated to pay a finder's, agent's or broker's fee to Dawson/James, Ltd., of 100,000 shares of restricted shares of its common stock, arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

          (1) Books and Records. The books and records of CACTUS are materially complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no material transactions involving CACTUS which properly should have been set forth therein and which have not been accurately so set forth.

          (m) From the date of this Agreement until the Closing Date, CACTUS will give NOMATTERWARE and its counsel, accountants, and other representatives upon reasonable notice, full access, during normal business hours, to all of the properties, books, records, and files of CACTUS and will furnish NOMATTERWARE and such representatives during such period copies of all material documents for their examination and review.

     5.2 Disclosure. CACTUS has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of CACTUS. CACTUS has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows or has reasonable grounds to know, may materially affect CACTUS 's business and prospects. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to NOMATTERWARE or the NOMATTERWARE Shareholders by CACTUS in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    SECTION 6

                             ACCESS AND INFORMATION

     6.1  As to NOMATTERWARE.  Subject to the protections provided by subsection
          9.4 herein, NOMATTERWARE shall give to CACTUS and to CACTUS 'S counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of NOMATTERWARE's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, NOMATTERWARE, and furnish CACTUS during such period with all such information concerning NOMATTERWARE's affairs as CACTUS reasonably may request.

     6.2 As to CACTUS. Subject to the protections provided by subsection 9.4 herein, CACTUS shall give to NOMATTERWARE, the NOMATTERWARE Shareholders and their counsel, accountants and other representatives, full - access, during normal business hours throughout the period prior to the Closing, to all of CACTUS 's properties, books, contracts, commitments, and records, if any, and shall furnish NOMATTERWARE and the NOMATTERWARE Shareholders during such period with all such information concerning CACTUS's affairs as NOMATTERWARE and the NOMATTERWARE Shareholders reasonably may request.

                                    SECTION 7

               COVENANTS OF NOMATTERWARE AND CERTAIN SHAREHOLDERS

     7.1 No Solicitation. NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will use their best efforts to cause its officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than CACTUS and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving NOMATTERWARE, or any sale of any of its capital stock or of the capital stock held by such Shareholders in excess of 10% of such Shareholder's current stock holdings except as otherwise disclosed in this Agreement. NOMATTERWARE will notify CACTUS immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of NOMATTERWARE's business, or providing information to government authorities.

     7.2 Conduct of Business Pending the Transaction. NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, covenant and agree with CACTUS that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless CACTUS shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will comply with each of the following:

          (a) Its business shall be conducted only in the ordinary and usual course. NOMATTERWARE shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify CACTUS of any event or occurrence which is material to, and not in the ordinary and usual course of business of, NOMATTERWARE;

          (b) It shall not declare, set aside, or pay any dividend or other distribution on any of its outstanding securities;

          (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement;

          (d) It shall not create, incur, or assume any long--term or short--term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice;

          (e) It shall not adopt, enter into, or amend any bonus, profit sharing, compensation, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or
               (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of CACTUS ;

          (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement;

          (g) It shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above;

          (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay,, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

          (i) It will comply with all laws and regulations applicable to it and its operations;

          (j) It will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that set forth in Schedule 4.1(m).


                                    SECTION 8

                               COVENANTS OF CACTUS

     8.1 No Solicitation. CACTUS will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, and will conduct business only in the ordinary course. Notwithstanding the foregoing, CACTUS shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties to this Agreement.

     8.2 Conduct of CACTUS Pending Closing. CACTUS covenants and agrees with NOMATTERWARE that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless NOMATTERWARE shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, CACTUS will comply with each of the following;

          (a) No change will be made in CACTUS 's Certificate of Incorporation or Bylaws or in CACTUS 's authorized or issued shares of stock, except as may be first approved in writing by NOMATTERWARE.

          (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in CACTUS, except as may be first approved in writing by NOMATTERWARE.


                                    SECTION 9

                       ADDITIONAL COVENANTS OF THE PARTIES

     9.1 Cooperation. Both NOMATTERWARE and CACTUS will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

     9.2 Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

     9.3 Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

     9.4 Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Sections 4 and S herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry precedent to the Closing. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

     9.5 Limited Indemnification. NOMATTERWARE agrees to indemnify and hold harmless the two current directors of CACTUS from and against any and all damages arising from any act or omission of such directors related solely to this Agreement or the transactions contemplated by this Agreement.

                                   SECTION 10

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS


     10.1 The representations, warranties and covenants of NOMATTERWARE and those Shareholders listed in Exhibit A contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of CACTUS contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.

                                   SECTION 11

                             CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF PARTIES

     11.1 The obligations of CACTUS, NOMATTERWARE and those Shareholders listed in Exhibit A under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4 and B herein, and fulfillment, prior to Closing, of each of the following conditions:

          (a) All representations and warranties made by NOMATTERWARE, Shareholders listed in Exhibit A and CACTUS in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date;

          (b) NOMATTERWARE, Shareholders listed in Exhibit A and CACTUS shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

          (c) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

          (d) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

          (e) Each NOMATTERWARE Shareholder and Dawson/James, Ltd. who will be acquiring Exchange stock will be required, at Closing, to submit an agreement confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of one year from the date of the Closing, except to those persons approved by legal counsel to CACTUS as falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for CACTUS. It is the intention of Cactus, subsequent to the Exchange, to prepare and file with the U.S. Securities & Exchange Commission a Form SB-2 Registration Statement, which will register all of the shares of the Company. Each NOMATTERWARE Shareholder acquiring Exchange Stock will be required to transfer to CACTUS at the Closing his/her respective NOMATTERWARE Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

          (g) All schedules, prepared by NOMATTERWARE or CACTUS shall be current or updated as necessary as of the Closing Date.

          (h)  Each party shall have received  favorable opinions from the other
               party's   counsel  on  such  matters  in   connection   with  the
               transactions contemplated by this Agreement as are reasonable.

          (i) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

          (j) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

          (k) NOMATTERWARE shall have provided to CACTUS through April 30, 2000, audited financial statements prepared in accordance with generally accepted accounting principles.

          (1) CACTUS shall have provided to NOMATTERWARE unaudited financial statements of CACTUS for the three months ended March 31, 2000, prepared in accordance with generally accepted accounting principles.

          (m) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 4 and B hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

          (n) If Shareholders, who in the aggregate own more than five percent (5%) of the NOMATTERWARE Shares, dissent from the proposed share exchange, or are unable or for any reason, refuse to transfer any or all of their NOMATTERWARE shares to CACTUS in accordance with
               Section 1 of this Agreement, CACTUS, at its option, may terminate this Agreement.

          (o) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits and schedules attached hereto, shall be legal and binding under applicable statutory and case law of the State of Nevada, including, but not limited to Nevada securities laws and all other applicable state securities laws.

          (p) The Exchange shall be approved by the Boards of Directors of both NOMATTERWARE and CACTUS. Furthermore, the Exchange shall be approved by the shareholders of NOMATTERWARE and CACTUS, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a meeting is deemed necessary, the management of NOMATTERWARE and CACTUS agree to seek and obtain the approval to their respective Shareholders and to solicit proxies in support of the same.

          (q) CACTUS and NOMATTERWARE and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

          (r) Both NOMATTERWARE and CACTUS shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

                                   SECTION 12

                         TERMINATION, AMENDMENT, WAIVER

     12.1 This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of CACTUS, NOMATTERWARE and the NOMATTERWARE Shareholders under Section 9.4 hereof:

          (a)  By mutual agreement of CACTUS and NOMATTERWARE;

          (b) If the Closing (as defined in Section 3) shall not have taken place on or prior to May 30, 2000, this Agreement can be terminated upon written notice given by CACTUS or NOMATTERWARE whomever is the party that is not in material default.

          (c) By CACTUS, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of any Shareholder in the representations and warranties set forth in the Agreement.

          (d) By NOMATTERWARE or a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if, in the reasonable belief of NOMATTERWARE or any such Shareholders, there has been a material misrepresentation or breach of warranty on the part of CACTUS in the representations and warranties set forth in the Agreement;

          (e) By CACTUS if, in its opinion or that of its counsel, that the Exchange does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in CACTUS 's opinion or that of its counsel, without unreasonable expense or effort;

          (f) By CACTUS, if, in its opinion or that of its counsel, the Exchange cannot be consummated under Nevada or other relevant state corporate law or, if consummation is possible, that it cannot be accomplished, in CACTUS 's opinion or that of its counsel, without unreasonable expense or effort;

          (g) By CACTUS or by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if either party shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party (it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement);

          (h) By CACTUS if the business or assets or financial condition of NOMATTERWARE, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by NOMATTERWARE through action by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if the business or assets or financial condition of CACTUS, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

          (i) By CACTUS if holders of more than five percent (5%) of the NOMATTERWARE Shares fail to tender their stock at the Closing of the Exchange;

          (j) By NOMATTERWARE if, in its sole discretion, it should appear that the combined entity will not be auditable;

          (k) By NOMATTERWARE if CACTUS fails to perform material conditions set forth in Section 11 herein;

          (1) By NOMATTERWARE if examination of CACTUS 's books and records pursuant to Section 5 herein uncovers a material deficiency;

          (m) By CACTUS if NOMATTERWARE fails to perform material conditions set forth in Section 11 herein; and

          (n) By CACTUS if examination of NOMATTERWARE's books and records pursuant to Section 4 herein uncovers a material deficiency.

                                   SECTION 13
                                  MISCELLANEOUS

         13.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

         13.2    Binding Agreement.

               (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

               (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 13.9 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 13.9 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

     13.3 Shareholders Owning at Least Five Percent (5%) of the Outstanding Common Stock of NOMATTERWARE. The Shareholders owning at least 5% of the outstanding common stock of NOMATTERWARE (see Exhibit A hereto) are only executing this Agreement with respect to sections 3.4, 4, 7, 9.4, 10, 11, 12.l(d and g ), 13.2, 13.3, 13.4, 13.5, and 13. 9.

     13.4 Counterparts. This Agreement may be executed in one or more counterparts, via facsimile signature, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

     13.5 Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

     13.6 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by NOMATTERWARE or CACTUS without prior written consent of the other party.

     13.7 Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     13.8 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada.

     13.9 Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a Claim"), if it is the desire of any party for quick resolution, the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes will be by the means of the judgment of an independent third party ("Rent--A--Judge") who has been selected and hired through the mutual agreement of the parties. The utilization of this subsection 13.9, if invoked by any party hereto, shall be the exclusive remedy for resolving a claim regardless of whether legal action has or has not been otherwise instituted. If legal action has been instituted by any party, and this subsection
          13.9 is invoked in a timely manner, any such legal action shall be voided and immediately withdrawn.

          (a) In the event of a Claim by any party, any party may make a written request upon the other parties for a "Rent-A-Judge." A request by any party for the employment of a "Rent-A-Judge" to resolve the Claim shall be binding on all other parties to this Agreement in accordance with the terms hereof. The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a "Rent- A-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the "Rent-A-Judge(s)" or to furnish the
               "Rent-A-Judge(s) with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by all parties to this Agreement to proceed ex parte.

          (b) Claim resolution proceedings shall take place in the City of Las Vegas, State of Nevada, and the hearing before the Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the "Rent-A-Judge(s)?' The "Rent-A-Judge(s)" shall select such time and place promptly after appointment arid shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the
               "Rent-A-Judge(s)  Said   "Rent-A-Judge(s)"   shall  hear  and
               determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

          (c) If there is only one (1) "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three (3) "Rent-A-Judge(s)" the decision of any two (2) shall be binding and conclusive.

          (d) If three (3) "Rent-A-Judge(s)" are selected under the foregoing procedure, but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three (3) new "Rent-A-Judge(s)" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) "Rent-A-Judge(s)" selected.

          (e) The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys' fees, provided, however, that in the event either party challenges or in any way seeks to have the Rent-A- Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.

     13.10Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

                           To NOMATTERWARE:

                                    Brad Churchill
                                    NOMATTERWARE
                                    Suite 360,  717 - 7th Avenue SW Calgary  AB,
                                    Canada T2P 0Z3


                           With a Copy to:

                                    Robert Domico, Esq.
                                    8610 South Eastern Avenue
                                    Suite 19
                                    Las Vegas, NV 89123

                           To CACTUS :

                                    Jim Pitochelli, President
                                    CACTUS SPINA, INC.
                                    3930 Howard Hughes Parkway
                                    Suite 100
                                    Las Vegas, Nevada 89109


                           With a Copy to:

                                    William Barnett
                                    15233 Ventura Boulevard
                                    Suite 410
                                    Sherman Oaks, CA 91403


         Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.10 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CACTUS SPINA, INC.
A Nevada Coorporation


 By:  ________________________________
     James E. Pitochelli
     President


NOMATTERWARE
a Nevada corporation


 By:  ________________________________
     Brad Churchill
     President

                                  EXHIBIT LIST

Exhibit A:    Five Percent Shareholders of NOMATTERWARE

Exhibit B:    Consent of Board of Directors of NOMATTERWARE

Exhibit C: Consent of Board of Directors of CACTUS SPINA, INC.

Exhibit D:    Finders Agreement between CACTUS SPINA, INC. and Dawson/James Ltd.


                                  SCHEDULE LIST


Schedule  4.1(b):         NOMATTERWARE Common Stock Outstanding

Schedule 4.1 (f):         Litigation Involving NOMATTERWARE

Schedule 4.1 (h):         Absence of Certain Changes - NOMATTERWARE

Schedule 4.1 (i):         NOMATTERWARE Employee Benefit Plans

Schedule 4.1 (j):         Asset Ownership Exceptions

Schedule 4.1 (k):         NOMATTERWARE Tax Matters

Schedule 4.1 (1):         List of Insurance Policies in Force

Schedule 4.1 (m):         Operating Permits/Licenses

Schedule 5.1 (b):         CACTUS  Options and Warrants Outstanding

Schedule 5.1 (b)          CACTUS Employee Stock Option Plan

Schedule 5.1 (h)          Litigation Involving CACTUS

Schedule 5.1 (i):         CACTUS  Tax Matters

                                    EXHIBIT A



                    FIVE PERCENT SHAREHOLDERS OF NOMATTERWARE





Shareholder             No. of Shares             Percentage

                                   EXHIBIT "B"

                      CONSENT OP DIRECTORS OF NOMATTERWARE


         A special meeting of the Directors of NOMATTERWARE (the "Corporation"), a Nevada corporation was held by consent and without an actual meeting. The undersigned, being all of the Directors, do hereby waive notice of the time, place and purpose of this meeting of the Directors of the Corporation and, in lieu thereof, hereby agree and consent to the adoption of the following corporate actions.

         WHEREAS, the Corporation entered into an Agreement for Sale and Purchase of the Common Stock of Cactus Spina, Inc.(the "Agreement") as of March 30, 2000 with CACTUS SPINA, INC. ("CACTUS ") whereby the Corporation intends to exchange approximately all of the issued and outstanding capital stock of the Corporation for a specified number of CACTUS common shares;

         WHEREAS, a formal agreement has been prepared consistent with the terms of the Agreement, which "Plan and Agreement of Reorganization" is attached hereto;

         WHEREAS, it is in the Corporations best interests to approve the terms and execution of the Plan and Agreement of Reorganization on behalf of the Corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the terms and conditions of the exchange as set forth in the Plan and Agreement of Reorganization be, and the same hereby are, ratified and confirmed, and the President and Secretary of the Corporation are authorized to execute the same on behalf of the Corporation.

GENERAL AUTHORIZATION

         BE IT RESOLVED that the President and Secretary of the Corporation be, and they hereby are, authorized, directed and empowered to prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all such actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Plan and Agreement of Reorganization and as authorized in the foregoing resolution.

         IN WITNESS WHEREOF, each of the undersigned has executed this written consent, which shall be effective as of April ____, 2000.



------------------------------------        -----------------------------------
Brad Churchill                              Lise Bradley

                                   EXHIBIT "C"
                               CACTUS SPINA, INC.

                          Minutes of Special Meeting of the Board of Directors
April ______________, 2000

         A special meeting of the Board of Directors of CACTUS SPINA, INC. (the "Company") was held on April_____ 2000, at the offices of Robert Domico, 8610 S. Eastern Avenue, Las Vegas, NV.

         Jim Pitochelli, Chairman of the Board, called the meeting to order. Cynthia Lander acted as Secretary of the meeting. All of the directors of the Company were present as follows:

                      Jim Pitochelli, sole Director

         Also present was Robert Domico, counsel to the Company.

         All of the Directors, constituting quorum, acknowledged that they could hear and be heard at all times during the meeting. In addition, all directors waived notice of the meeting.

Reorganization of Company.

         WHEREAS, the Company has had no business activity since December 1996; and
         WHEREAS, over the past twenty-nine months the Board has investigated numerous potential business strategies, including, but not limited to, the sale or merger of the Company with another company; and

         WHEREAS, the Board has now identified NOMATTERWARE, a Nevada corporation ("NOMATTERWARE"), as a corporation with which to undertake a tax--free reorganization (the "Reorganization"), as a result of which Reorganization some value could be returned to the shareholders of the Company; and
         WHEREAS, considering all facts and circumstances, the Board deems it to be in the best interests of the shareholders of the Company to proceed with the Reorganization;

         NOW, THEREFORE, after discussion by the Board, it was

         RESOLVED, that all actions previously undertaken by the officers and directors of the Company in connection with the proposed Reorganization be hereby ratified and approved; and

         RESOLVED, FURTHER, that the officers of the Company are authorized, empowered, and directed to execute and deliver the proposed form of "Plan and Agreement of Reorganization" (the "Agreement"), a copy of which Agreement is attached hereto as Exhibit A; and

         RESOLVED, FURTHER, that the officers of the company are authorized, empowered, and directed to execute and deliver all such additional documents and instruments, and to take all such additional actions, as they deem necessary or advisable in order to carry out the purposes and intent of the Agreement, including, but not limited to, the preparation of a Proxy Statement and the solicitation of votes in favor of the Reorganization, if required.

                                      A-29a

         There being no further business to come before the Board, the meeting was adjourned.

April _________, 2000

------------------------------------
Cynthia Lander, Assistant secretary















































                                      A-29b

                                 SCHEDULE 4.1(b)



                      NOMATTERWARE Common Stock Outstanding

                                SCHEDULE 4.1 (f)

                        Litigation Involving NOMATTERWARE



 None.

                                SCHEDULE 4.1 (h)

                   Absence of Certain Changes -- NOMATTERWARE


 There have been no substantive changes.

                                 SCHEDULE 4.1(i)

                       NOMATTERWARE Employee Benefit Plans


 None.

                                 SCHEDULE 4.1(j)

                           Asset Ownership Exceptions


 There are no exceptions to Asset Ownership.

                                 SCHEDULE 4.1(k)

                            NOMATTERWARE Tax Matters

                                SCHEDULE 4.1 (1)

                       List of Insurance Policies in Force

                                SCHEDULE 4.1 (m)

                           Operating Permits/Licenses


        There are no Operating Permits/Licenses required by NOMATTERWARE to conduct its business.

                                SCHEDULE 5.1 (b)

                     CACTUS Options and Warrants Outstanding


        None

                                SCHEDULE 5.1 (b)

                           Litigation Involving CACTUS

        None

                                 SCHEDULE 5.1(i)

                               CACTUS Tax Matters


None.